JPMorgan Funds - J.P. Morgan Mutual Fund Group
Rule 10f-3 Transactions
For the period from March 1, 2012 to August 31, 2012

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Short Term Bond Fund II
Trade Date 4/16/2012
Issuer Lowe's Companies Inc (LOW 1.625% April 15, 2017)
Cusip 548661CY
Bonds 20,000
Offering Price $99.914
Spread 0.35%
Cost $19,983
Dealer Executing Trade Goldman Sachs and Company
% of Offering  purchased by firm 4.00%
Syndicate Members Goldman Sachs, US Bancorp, Wells Fargo, Bank America
Merrill Lynch, JPMorgan, Stifel Nicolaus & Co, Australia & New Zealand Bank,
BB&T Corp, BMO Capital, BNY Mellon, CastleOak Securities, CL King, PNC
Capital RBS Securities, Williams Capital
Fund JPMorgan Short Term Bond Fund II
Trade Date 5/1/2012
Issuer Aetna Inc (AET 1.75% May 15, 2017)
Cusip 00817YAK
Bonds 15,000
Offering Price $99.340
Spread 0.60%
Cost $14,901
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 0.80%
Syndicate Members Barclays Capital, Citigroup Global markets, Credit Suisse,
Bank America Merrill Lynch, Goldman Sachs, JPMorgan, Morgan Stanley, RBS
Securities, UBS Securities, US Bancorp, Wells Fargo, BNY Mellon, Fifth Third
Securities, HSBC Securities, Mitsubishi UFJ Securities, PNC Capital, SunTrust
Robinson Humphrey
Fund JPMorgan Short Term Bond Fund II
Trade Date 5/3/2012
Issuer ABB Finance USA Inc(ABBNVX 1.625% May 8, 2017)
Cusip 00037BAA
Bonds 10,000
Offering Price $99.300
Spread 0.35%
Cost $9,930
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 0.94%
Syndicate Members Barclays Capital, BNP Paribas, Citigroup Global Markets,
Credit Suisse, Goldman Sachs, HSBC Securities, JPMorgan, Bank America Merrill
Lynch, Morgan Stanley, Nordea Bank, UBS Securities, Credit Agricole
Securities, RBS Securities, SG Americas Securities, Skandinaviska Enskilda
Banken, Svenska Handelsbanken
Fund JPMorgan Short Term Bond Fund II
Trade Date 5/7/2012
Issuer Devon Energy Corporation (DVN 1.875% May 15, 2017)
Cusip 25179MAM
Bonds 40,000
Offering Price $99.753
Spread 0.60%
Cost $39,901
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 3.08%
Syndicate Members Barclays Capital, Goldman Sachs, Morgan Stanley, RBC
Capital, RBS Securities, UBS Securities, BMO Capital Markets, Citigroup
Global Markets, Credit Suisse, Deutsche Bank, JPMorgan, Bank America Merrill
Lynch, Mitsubishi UFJ Securities, Nomura Securities, Scotia Capital, SG
Americas Securities, US Bancorp, Wells Fargo
Fund JPMorgan Short Term Bond Fund II
Trade Date 5/14/2012
Issuer Cameron International Corporation (CAM 1.60% April 30, 2015)
Cusip 13342BAH
Bonds 8,000
Offering Price $99.957
Spread 0.35%
Cost $7,997
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 3.67%
Syndicate Members Citigroup Global Markets, Credit Suisse, JPMorgan, Morgan
Stanley, RBS Securities, DNB Markets, Mitsubish UFJ Securities, Standard
Chartered Bank, UBS Securities, UniCredit Capital Markets
Fund JPMorgan Short Term Bond Fund II
Trade Date 5/14/2012
Issuer Kellogg Company (K 1.75% May 17, 2017)
Cusip 487836BH
Bonds 10,000
Offering Price $99.458
Spread 0.35%
Cost $9,946
Dealer Executing Trade Barclays Capital Inc
% of Offering  purchased by firm 1.12%
Syndicate Members Barclays Capital, Citigroup Global Markets, JPMorgan, US
Bancorp, Wells Fargo, Deutsche Bank, Goldman Sachs, Mitsubishi UFJ
Securities, Mizuho Securities, Rabo Securities, SunTrust Robinson Humphrey
Fund JPMorgan Short Term Bond Fund II
Trade Date 6/5/2012
Issuer World Omni Automobile Lease Securitization Trust 2012-A A3 (WOLS
2012-A A3 0.93% November 16, 2015)
Cusip 98158VAC
Bonds 20,000
Offering Price $99.986
Spread 0.27%
Cost $19,997
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 4.42%
Syndicate Members Bank of America Merrill Lynch, Credit Suisse, Barclays
Capital, Deutsche Bank, JPMorgan
Fund JPMorgan Short Term Bond Fund II
Trade Date 6/19/2012
Issuer AmeriCredit Automobile Receivables Trust 2012-3 A3 (AMCAR 2012-3
A3 0.96% January 9, 2017)
Cusip 03061UAC
Bonds 50,000
Offering Price $99.989
Spread 0.35%
Cost $49,995
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 7.85%
Syndicate Members Barclays Capital, Deutsche Bank, Goldman Sachs, RBS
Securities, JPMorgan, Morgan  Stanley